C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

C-Chip Reports Its Second Quarter Results: Significant Milestones Achieved

MONTREAL - (BUSINESS WIRE) - February 23, 2005 - C-Chip Technologies Corporation (OTCBB: CCHI (Frankfurt: CCP-WKN: 255471) is pleased to report its second quarter results for the period ended December 31, 2004. Significant milestones were achieved during the period. For the six month period ended December 31, 2004, total revenue reached $1,188,891 compared to $148,036 in the previous period, whereas our comprehensive net loss attained $1,570,904 compared to $2,311,732. For the second quarter ended December, 31, 2004, total revenue increased to $548,861 from $148,036 in the same period last year. For the same period, our comprehensive net loss this year was $749,553 compared to $605,634 last year. As of December 31, 2004, we had a working capital of $800,324 compared to $1,567,254 at June 30, 2004.

Since our acquisition in January 2003 of a technology designed to enable users to remotely access, control and manage different types of equipment, our operations are in the risk management field. In February 2004, to ensure that we would also be able to provide risk management services to businesses and institutions, we purchased Canadian Security Agency (2004) Inc. ("CSA"), a private Montreal-based business established in 1984 that offers security services to large and medium-sized corporate accounts. Our security services now include guards, surveillance, investigation, and undercover and electronic monitoring operations. This is a business segment that provides stable and recurring revenues and, by having access to an already established clientele, we believe it offers our company potential cross marketing opportunities for the security solutions that we have developed and are now beginning to market. This is a business strategy that we intend to pursue further.

Currently, the security industry is estimated to be generating $100 billion in revenue in North America alone, growing at an annual rate of 15% per year according to industry experts. With thousands of companies presently in operations, the security industry is highly fragmented and, in our view, prone to consolidation. We have already concluded two acquisitions in 2005, one pertaining to the purchase of certain assets, essentially a risk management software solution, the other being a marquee name in the Canadian security industry. We have also identified different other potential acquisitions in the security sector and we are currently in discussions with a number of interesting candidates to conclude a transaction. Any acquisition related announcements will be made public when, in our opinion, a transaction has been secured.

To that effect, on February 16th 2005, we announced the conclusion of private placement of $4.675 million with eighteen institutional and other accredited investors. To complete the financing, we issued to investors a senior secured convertible debenture carrying an initial coupon of 9%. The debenture is payable over 24 months in cash or in shares at a discount of 15% of the market price and, at the option of holders, can be converted at any time into common shares at a fixed price of $0.65 per share. As part of the private placement, we also issued to investors warrants to purchase an aggregate of 5,394,202 shares of our common stock for a period of five years at an exercise price of $0.75 per share; and warrants to purchase an aggregate of 1,798,042 shares of our common stock for a period of one year at an exercise price of $0.70 per share. This new capital provides our Company the initial means to begin implementing our acquisition strategy in the risk management industry.

In January 2005, this acquisition strategy was initiated with the purchase of Markus 360, an asset management software solution designed to control and monitor the movement of assets within one or many premises. As partial consideration, we paid $125,000 for Markus 360 which was satisfied by the issuance of 164,474 restricted shares of our common stock and we agreed to pay the seller a royalty of 10% based on future gross revenue of the software, up to a maximum of $1,000,000 over a 5 year period. In parallel, we also entered into an agreement with Multi-Hexa Laval Inc. for the distribution of Markus 360 in Canada.

While not material to our overall operations, we believe the acquisition of Markus 360 will contribute to accelerating the development and marketing of another asset management solution using wireless communications and RFID technology which we are currently developing. This will provide businesses and institutions a cost-effective solution to control, manage and monitor in real-time the movement of assets and personnel within one or many premises. We expect such a risk management solution will find significant applications in the security industry.

Of potentially more significance in the short term, on February 22nd 2005, we announced the acquisition of Chartrand Laframboise Inc. ("CLI"), one of Canada's leading investigation firms. In consideration for the acquisition of all businesses related to CLI, including the Commercial Business Bureau, we agreed to pay a portion in cash and we issued to the sellers a convertible debenture of US$1,394,000 carrying a coupon of 9% with a 5 year maturity date. At the option of holders, the said debenture is convertible into 1,700,000 shares of our common stock at price of $0.82 per share. In parallel, we also entered into employment agreements with the principals of CLI. Its President and Chief Executive Officer, Mr. Jean Talbot, has agreed to a minimum term of 18 months, whereas its Chairman of the Board and Chief Operating Officer, Mr. Louis Laframboise has agreed to a minimum term of 36 months.

Founded in 1986, CLI is now considered the standard in the field of investigative services in Canada. CLI`s track record is outstanding and includes over one thousand satisfied clients. As a leader in the industry, CLI has an objective to remain the authority in private investigation and security by providing clients specialized and customized services to ensure their global protection. CLI's principal services include investigation, surveillance, undercover agents, background verification, business intelligence and labor management conflict. CLI is one of the major partners of Investigations Canada whose expertise is available throughout Canada, with 9 partners, 25 locations and over 200 private investigation and security professionals. We plan to draw on CLI and its outstanding management to lead our foray in the security industry. The mandate of CLI is clear: Growth through acquisitions starting from East to West and then, from North to South.

To determine suitable candidates, our management is following the criteria set forth below:

Strength of management

Actual revenues and profitability

Market leadership and reputation

Extent and quality of relationship with customers

Potential synergies and cross-marketing opportunities

Acquisition price representing a minimum discount of 100% to its value when in a public entity

We are targeting on the one side companies offering well-established security services for their ability to provide stable and recurring revenues and profits and, on the other side, companies providing new and innovative security solutions with a rapidly growing revenue base and offering the potential for substantial growth in the future. We believe this strategy is the one most likely to maximize the value to our shareholders.

Our Security Services

Since 9/11 and its aftermath, world events have reinforced our opinion that the security industry offers significant opportunity for growth and our goal is to quickly attain a leading position within this industry, both from internal growth and through acquisitions.

As a first step, in February 2004, we purchased CSA a private Montreal-based business established in 1984 that provides security services to corporations and public institutions. Albeit small, CSA has built a solid reputation for the quality of its services with clients in both the private and public sectors. While CSA can offer its clients a wide range of security services under different agreements with third parties, most of its business is derived from the provisioning of security officers.

With our recent acquisition of CLI, we can now offer our clients a wide portfolio of security services, including security officers, investigation, surveillance, business intelligence, background verification and labor management conflict. In all, we currently have approximately 100 full-time employees, about 50 other available on an as needed basis and we have access to wide range of resources in North America and abroad.

Since our acquisition of CSA results have been essentially as expected. Through a series of measures to lower costs and improve customer services initiated in the spring of 2004, we are now seeing growth in revenue and improved profitability. Our security service is a business segment where we intend to achieve significant growth, both internally and through acquisitions. Our recent acquisition of CLI was a first step in that direction and others are likely to follow.

Our Security Solutions

The security solutions that we have developed and that we are currently introducing to the market on a commercial basis are within the "telemetric" field. Within this business segment, our focus is on the development of technological solutions designed to provide business users risk management tools to monitor, protect and increase the safety of remote assets. Essentially, we develop solutions which use integrated wireless communications, RFID technology, transaction processing, software applications and the Internet, and when location is required, Global Positioning System (GPS) technology to enable users to efficiently access, control, manage and monitor remote assets.

Our solutions are designed to be easy-to-use and cost-effective. We allow our customers to use our website to remotely access, control, locate and monitor different types of equipment or services, essentially for increased security. We believe our security solutions provide significant value to business users by increasing the efficiency of their operations and lowering their costs.

We have targeted our initial security solutions to the large automotive sector, but our basic technology has applications to a variety of assets which span several business sectors including industrial equipment, office equipment and consumer electronic products. Our R&D team is currently working on expanding the potential applications of our technology. In parallel, we are continuously on the look out to acquire technology and/or product solutions that would be complementary to our current product offerings, or that we could potentially leverage through our existing customers.

In terms of actual achievements, our security solution business segment produced disappointing results in the quarter ended December 31, 2004. Different reasons accounted for our lack of performance in this segment. First, it has become apparent that our distribution model which is based on agreements with third parties does not work as effectively as our management had anticipated. To rely on third parties whose priorities and objectives are not necessarily synchronized with ours is not most effective. Further, decisions concerning sales in this segment are generally made at high levels and we believe the best way to handle the process is with direct account executives. Although initially more expensive, as there is an immediate impact on our direct cost, we believe that building a small but effective direct sales team will lead to improved results. In time, as we begin leveraging the existing clientele of our security service business and developing cross-selling opportunities, we believe this can only lead to better results.

Second, where we had potentially substantial orders, as our Company was beginning shipments, we encountered technical difficulties impacting on the long term reliability of our products. As opposed to delivering products which may have proven later to be faulty and, given the difficulty and expenses related with replacing installed units, our management took the conscientious decision to stop shipments until the technical issues identified were corrected. This along with customization requirements from potentially important customers has seriously limited our capacity to generate meaningful revenue in the said period. Like other emerging companies, we are finding that our sales force has a tendency to market solutions in development as opposed to current and available products, all causing delays in our ability to deliver actual results.

Definitive measures to improve our sales and marketing approach and our ability to deliver product solutions of the highest quality are now being implemented and, although we are now on the right track, we expect that the above issues will continue to impact our results in the current quarter. These measures have included last January the appointment of Mr. Guy Chevrette as Chief Operating Officer of our Company. Mr. Chevrette brings to us more than 20 years of management and business development experience in the high-technology sector. He is a seasoned business executive with a strong technical background in information technology applied to wireless data communication used to improve enterprise asset management. Mr. Chevrette now oversees product development, production and testing, as well as marketing and sales of our current solutions in the security sector. We believe the addition of Mr. Chevrette to our management team will be extremely helpful toward the attainment of our future success.

On the positive side, despite the difficulties we encountered, our customers have been most comprehensive and have in fact reacted positively to the way our Company has handled the situation. We can now safely say that our current solutions geared toward the financial industry have certainly passed the stage of commercial proof of concept. This reflected by strong indications of interest towards our solutions from potentially large customers and, as soon as our Company has corrected still outstanding issues, substantial revenue is expected to be achieved from our security solutions.

About C-Chip Technologies Corporation
 C-Chip Technologies Corporation operates in the risk management industry. On the technology side, we are positioned in an emerging and rapidly growing industry that is about interconnecting machines with IT infrastructures and mobile assets. We integrate wireless communications, online transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control, manage and monitor remote assets at low costs. Through wholly-owned subsidiaries, Canadian Security Agency (2004) Inc. and Chartrand Laframboise Investigation, we also provide corporations and institutions security services including corporate investigation, surveillance, electronic monitoring and protection of personnel and premises. The Company's goal is to be recognized as a leading provider of security services and risk management solutions used by corporations and institutions. Detailed information on our risk management solutions, their applications and our security services is available on our web site at www.c-chip.com

Contact:
Mr. Stephane Solis,
President & CEO
C-Chip Technologies Corporation
514-337-2447
ssolis@c-chip.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.